Exhibit 99.1

Contact:

David Bullock

Chief Financial Officer

(717) 849-8500

Ian Lee

(717) 771-3220

InvestorRelations@grahampackaging.com

Graham Packaging Announces Results for Second Quarter 2010

YORK, PA, August 3, 2010—Graham Packaging Company Inc. (NYSE:GRM) today announced results for the quarter ended June 30, 2010.

Highlights

•	Net sales increased 11.5% to $652.8 million, compared with $585.7 million in the second quarter of 2009.

•	Adjusted EBITDA(1) increased to $133.7 million, a $3.5 million increase over the second quarter of 2009. Last twelve months (“LTM”) adjusted EBITDA was $473.9 million.

•	Free cash flow(2) for the first half of 2010 was $62.0 million due to strong second quarter performance.

•	Total debt, net of cash decreased to $2,104.7 million from $2,289.1 million at the beginning of 2010, a decrease of $184.4 million.

•	On July 1, 2010, the Company completed its acquisition of China Roots Packaging PTE Ltd., a plastic container manufacturing company located in Guangzhou, China.

•	The Company currently expects adjusted EBITDA for 2010 to be $478.0 million.

Second Quarter 2010

Net sales for the second quarter of 2010 increased by 11.5% to $652.8 million due to higher volumes along with higher resin costs, which are passed on to customers. Adjusted EBITDA for the quarter increased to $133.7 million, compared with $130.2 million in the second quarter of 2009. Operating income increased to $90.8 million from $76.5 million in the second quarter of 2009.

“We are extremely pleased with our second quarter performance,” said CEO Mark Burgess. “Unit volumes improved as a result of stronger end markets, and we continued to have success on international fronts with new sales wins. Our adjusted EBITDA showed a $3.5 million improvement over last year as a result of the volume improvements and our intense focus on productivity. LTM adjusted EBITDA is now $473.9 million. We generated strong free cash flow during the quarter, and have retired a significant amount of debt so far this year. Best of all, we successfully closed our acquisition of China Roots on July 1, 2010. This represents Graham’s first foray into the vast Chinese market, and a terrific opportunity to serve our multinational customers.”

By segment, sales in North America increased $64.7 million, or 12.7%, due to higher volumes and the increase in resin costs. Sales in Europe were up $0.5 million, or 0.9%, as higher resin costs helped offset unfavorable exchange rates and slightly lower volumes. Sales in South America were up $1.9 million, or 8.4%, due to increased volume and price increases. During the second quarter of 2010, the Company continued to experience positive momentum in its drive to convert legacy packaging into Graham’s technology-oriented performance packaging solutions. This area remains a driver of future growth for the Company.

Interest expense, net for the quarter was $41.7 million, an increase of $4.7 million from the second quarter of last year, due to the increased interest rate on the term loans which were extended in May 2009.

2010 Year to Date

Net sales for the first half of 2010, increased by 7.9% to $1,238.4 million due to higher volumes along with higher resin costs, which are passed on to customers. Adjusted EBITDA for the first half of 2010 increased to $249.2 million, compared with $237.7 million in the first half of 2009. Operating income decreased to $123.1 million from $138.5 million in the first half of 2009 primarily due to a one-time fee of $35.0 million to terminate a monitoring agreement, and $4.4 million in IPO bonuses and other IPO-related expenses. Excluding these items, operating income increased by $24.1 million over the first half of 2009.

Free cash flow for the first half of 2010 was $62.0 million.

The Company retired $200 million of term loan debt during the first half of 2010. Approximately $129 million of the retirement was funded by the IPO and the remaining $71 million was funded by cash on hand.

China Roots

As previously announced, on July 1, 2010, the Company closed its acquisition of China Roots Packaging PTE Ltd., a plastic container manufacturing company located in Guangzhou, China. China Roots operates a world-class container manufacturing plant in the Guangzhou Economic and Technological Development District producing plastic containers and closures for food, health care and petrochemical products. Its customers include several global consumer product marketers, and its annual sales were approximately $16.3 million in 2009.

2010 Outlook

For fiscal year 2010, the Company currently expects adjusted EBITDA to be $478.0 million.

Conference Call Information

The Company will hold a conference call to discuss fiscal 2010 second quarter results at 5:00 p.m. EDT this afternoon. The call will be web cast live over the Internet from the company’s web site at www.grahampackaging.com under “Investor Relations.” Participants should follow the instructions provided on the Web site for downloading and installing the necessary audio applications. The conference call can be accessed by dialing 800-573-4754 (domestic) or 617-224-4325 (international) and entering passcode 83533033.

Following the live conference call, a replay will be available one hour after the call. The replay also will be available on the company’s Web site or by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering pass code 40851271. The telephonic replay will be available for thirty days.

About Graham Packaging

Graham Packaging (NYSE: GRM) is a leading U.S. supplier of plastic containers for hot-fill juice and juice drinks, sports drinks, drinkable yogurt and smoothies, nutritional supplements, wide-mouth food, dressings, condiments and beers; the leading global supplier of plastic containers for yogurt drinks; a leading supplier of plastic containers for liquid fabric care products, dish care products and hard-surface cleaners; and the leading supplier in the U.S., Canada and Brazil of one-quart/liter plastic motor oil containers.

To learn more about Graham Packaging, please visit the Company’s Web site at http://www.grahampackaging.com/. Graham Packaging uses its Web site as a channel of distribution for material Company information. Financial and other material information regarding Graham Packaging is routinely posted on the Company’s Web site and is readily accessible.

Forward Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and Graham Packaging assumes no obligation to update the information included in this press release. Such forward-looking statements include information concerning Graham Packaging’s possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Graham Packaging’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Graham Packaging’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s filings with the Securities and Exchange Commission). Although Graham Packaging believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Graham Packaging also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

The Company believes that the presentation of adjusted EBITDA and free cash flow provides investors with useful analytical indicators of our performance. Additionally, the Company uses adjusted EBITDA and free cash flow as key internal metrics and two components, among several, of management incentive compensation.

(1) Reconciliation of income (loss) from continuing operations to EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Four Quarters Ended June 30,
	2010	2009	2010	2009	2010
	(In millions)
Income (loss) from continuing operations	$37.8	$34.6	$13.3	$51.7	$(14.7)
Interest income	(0.2)	(0.3)	(0.3)	(0.5)	(0.9)
Interest expense	41.9	37.2	87.3	76.9	187.2
Income tax provision	7.3	6.7	12.1	12.6	26.5
Depreciation and amortization	39.1	40.7	77.6	79.1	157.2

EBITDA	$125.9	$118.9	$190.0	$219.8	$355.3

Reconciliation of EBITDA to adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Four Quarters Ended June 30,
	2010	2009	2010	2009	2010
	(In millions)
EBITDA	$125.9	$118.9	$190.0	$219.8	$355.3
Asset impairment charges	0.6	6.5	2.8	8.0	36.6
Increase in income tax receivable obligations (a)	3.6	—	4.9	—	4.9
Other non-cash charges (b)	1.2	1.0	1.7	2.7	6.3
Fees related to monitoring agreements (c)	0.2	1.2	0.9	2.5	3.4
Net (gain) loss on debt extinguishment (d)	—	(0.8)	2.7	(0.8)	12.1
Contract termination fee and IPO-related expenses (e)	0.4	—	39.4	—	39.6
Venezuelan hyper-inflationary accounting	(0.3)	—	2.5	—	2.5
Reorganization and other costs (f)	2.1	3.4	4.3	5.4	13.2
Other administrative expenses (g)	—	—	—	0.1	—

Adjusted EBITDA	$133.7	$130.2	$249.2	$237.7	$473.9

(a)	The Company is party to income tax receivable agreements with its pre-IPO stockholders and through its subsidiary, Graham Packaging Company, L.P., to the Graham family, under which it will make payments to those entities as it utilizes its pre-IPO deferred tax assets to offset future taxable income.
(b)	Represents the net loss on disposal of fixed assets, stock-based compensation expense and equity income from unconsolidated subsidiaries.
(c)	Represents annual fees paid to Blackstone Management Partners III L.L.C. and a limited partner of Graham Packaging Holdings Company pursuant to the Fifth Amended and Restated Limited Partnership Agreement and the Amended and Restated Monitoring Agreement.
(d)	Represents a net gain recognized on the credit agreement extension in 2009, and write-offs of proportionate amounts of unamortized discount and deferred financing fees due to early debt repayments in 2010.
(e)	Represents costs related to the termination of the Amended and Restated Monitoring Agreement, IPO bonus payments and other IPO-related costs.
(f)	Represents costs related to plant closures, employee severance and other costs defined in the Credit Agreement.
(g)	Represents administrative expenses incurred by us and paid by Blackstone on our behalf.

(2) Reconciliation of cash flow from operations to free cash flow:

	Six Months Ended June 30,
	2010	2009
	(In millions)
Net cash provided by operating activities	$99.2	$218.1
Cash paid for property, plant and equipment	(75.9)	(71.8)
Debt issuance fees	(0.7)	(9.5)
Contract termination fee and IPO-related expenses	39.4	—

Free cash flow	$62.0	$136.8

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands, except share and per share data)
Net sales	$652,832	$585,714	$1,238,408	$1,147,565

Cost of goods sold	532,234	473,021	1,015,492	941,296

Gross profit	120,598	112,693	222,916	206,269
Selling, general and administrative expenses	28,414	28,977	95,941	57,472
Asset impairment charges	554	6,459	2,792	8,035
Net loss on disposal of property, plant and equipment	826	803	1,053	2,298

Operating income	90,804	76,454	123,130	138,464
Interest expense	41,891	37,183	87,275	76,881
Interest income	(178)	(247)	(298)	(471)
Net (gain) loss on debt extinguishment	—	(756)	2,664	(756)
Increase in income tax receivable obligations	3,600	—	4,900	—
Other expense (income), net	349	(977)	3,212	(1,545)

Income before income taxes	45,142	41,251	25,377	64,355
Income tax provision	7,342	6,681	12,088	12,615

Income from continuing operations	37,800	34,570	13,289	51,740
Loss from discontinued operations	—	(1,479)	—	(1,806)

Net income	37,800	33,091	13,289	49,934
Net income attributable to noncontrolling interests	4,264	5,262	1,974	8,088

Net income attributable to Graham Packaging Company Inc. stockholders	$33,536	$27,829	$11,315	$41,846

Earnings per share:
Income from continuing operations per share:
Basic	$0.54	$0.68	$0.20	$1.01
Diluted	$0.53	$0.68	$0.19	$1.01
Loss from discontinued operations per share:
Basic	$—	$(0.03)	$—	$(0.04)
Diluted	$—	$(0.03)	$—	$(0.04)
Net income attributable to Graham Packaging Company Inc. stockholders per share:
Basic	$0.54	$0.65	$0.20	$0.97
Diluted	$0.53	$0.65	$0.19	$0.97
Weighted average shares outstanding:
Basic	62,555,962	42,975,419	57,780,042	42,975,419
Diluted	62,555,962	42,975,419	57,780,042	42,975,419

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2010	December 31, 2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$136,112	$147,808
Accounts receivable, net	234,210	191,685
Inventories	188,493	194,702
Deferred income taxes	3,573	3,446
Prepaid expenses and other current assets	34,087	58,297

Total current assets	596,475	595,938
Property, plant and equipment, net	992,189	1,017,778
Intangible assets, net	41,181	43,012
Goodwill	435,073	437,058
Other non-current assets	31,996	32,506

Total assets	$2,096,914	$2,126,292

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$34,638	$100,657
Accounts payable	136,089	111,013
Accrued expenses and other current liabilities	172,514	186,806
Deferred revenue	24,883	30,245

Total current liabilities	368,124	428,721
Long-term debt	2,206,160	2,336,206
Deferred income taxes	31,725	24,625
Other non-current liabilities	103,138	99,854
Commitments and contingent liabilities
Equity (deficit):
Graham Packaging Company Inc. stockholders’ equity (deficit):
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, shares issued and outstanding 62,555,962 and 42,998,786	626	430
Additional paid-in capital	454,580	297,470
Retained earnings (deficit)	(1,020,715)	(1,032,887)
Notes and interest receivable for ownership interests	(6,504)	(6,353)
Accumulated other comprehensive income (loss)	(46,533)	(31,123)

Graham Packaging Company Inc. stockholders’ equity (deficit)	(618,546)	(772,463)
Noncontrolling interests	6,313	9,349

Equity (deficit)	(612,233)	(763,114)

Total liabilities and equity (deficit)	$2,096,914	$2,126,292

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2010	2009
	(In thousands)
Operating activities:
Net income	$13,289	$49,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,645	80,012
Amortization of debt issuance fees	3,184	4,758
Accretion of senior unsecured notes	238	—
Net loss (gain) on debt extinguishment	2,664	(756)
Net loss on disposal of property, plant and equipment	1,053	2,298
Pension expense	1,577	2,520
Asset impairment charges	2,792	8,035
Unrealized loss on termination of cash flow hedge accounting	359	2,262
Stock compensation expense	656	407
Equity income from unconsolidated subsidiaries	(40)	—
Deferred tax provision	7,263	5,257
Increase in income tax receivable obligations	4,900	—
Foreign currency transaction loss	507	80
Interest receivable on loans to owners	(151)	(63)
Changes in operating assets and liabilities:
Accounts receivable	(47,419)	8,789
Inventories	2,397	18,999
Prepaid expenses and other current assets	20,490	18,329
Other non-current assets	(4,769)	(3,270)
Accounts payable and accrued expenses	15,015	35,152
Pension contributions	(2,916)	(14,326)
Other non-current liabilities	468	(289)

Net cash provided by operating activities	99,202	218,128

Investing activities:
Cash paid for property, plant and equipment	(75,937)	(71,800)
Proceeds from sale of property, plant and equipment	255	580

Net cash used in investing activities	(75,682)	(71,220)

Financing activities:
Proceeds from issuance of long-term debt	42,518	22,508
Payment of long-term debt	(240,478)	(55,668)
Debt issuance fees	(648)	(9,570)
Proceeds from the issuance of common stock, net of underwriting discount of $11.3 million	171,055	—
Payment of other expenses for the issuance of common stock	(5,419)	—
Purchase of ownership interests	—	(89)

Net cash used in financing activities	(32,972)	(42,819)

Effect of exchange rate changes on cash and cash equivalents	(2,244)	969

(Decrease) increase in cash and cash equivalents	(11,696)	105,058
Cash and cash equivalents at beginning of period	147,808	43,879

Cash and cash equivalents at end of period	$136,112	$148,937

Supplemental disclosures:
Cash paid for interest, net of amounts capitalized	$74,401	$82,516
Cash paid for income taxes (net of refunds)	9,686	7,491
Non-cash investing and financing activities:
Accruals for purchases of property, plant and equipment	6,051	19,035
Accruals for debt issuance fees	136	5,443
Accruals for fees related to the initial public offering	250	—